Exhibit 99.1

ROTH Conference 2015

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Matters discussed in this presentation that relate to events or developments which are expected to occur in the future, including any discussion, expressed or implied, of anticipated growth, new store openings, operating results or earnings, constitute forward-looking statements under the federal securities laws and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets, including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission. Additional information is available on the Cosi, Inc. website at www.getcosi.com.

Copies of this deck will be available on the Così® Website Getcosi.com

Boston-based Fast Casual Restaurant Company 112 Units 63 Company owned 49 Franchise owned

IPO 2002 *$90-$100mm+ projected revenues in 2015 *Assumption includes completion of Hearthstone merger.

Challenges early on Over commit and under delivered Così® Corporate struggled $200mm NOLs

Hearthstone Associates Becomes a Così® Franchisee in 2005 Quickly understands what matters to guest Succeeds in Boston

Così® in and around Boston Now 14 locations $1.7mm+ AUVs* 9 years of positive same store sales * Units open for 15 months and does not include kiosks as stand alone units.

Why has Così® been successful in Boston? Clarity as to what matters to the guest Different operating system than Così® Corporate Strong Corporate Culture

Early 2014, shareholders encourage Così® Board of Directors to hire RJ Dourney as CEO

March of 2014 RJ Dourney takes over as CEO Immediately leveraged two key assets Dourney has worked in multiple successful Restaurant companies

Brinker International 1985 to 1995 Applebee’s 1995 to 2000 Part of the team Turned around Au Bon Pain

Leveraged Boston’s success with Così® We didn’t need to figure out what mattered, We knew

Phantom Gourmet Video

March begins with a deep analysis of the Così® business Assessed the Così® Corporate restaurant portfolio Shuttered 10 under performing locations Engaged Hilco to assist in work out of leases Shuttered a 27,000 square foot office Relocated office to Boston 7,000 square feet

Built a strong leadership team Blend of industry veterans and leaders who had worked with Dourney in the past

Immediately began imbedding the Boston culture in Così® Corporate Refocused operations Established a strong winning culture Right sized G&A Insured the franchise community was on board

Immediate impact on traffic, driving comp sales

Great Operations is not enough Our Go Forward Strategy Fully leverage the Hearthstone Model

 The prototype design Flow Size Ease of use by the consumer Reinvest in the portfolio Invest between $20k and $150k per unit

Hearthstone has restaurants that average Thru-put of 300 to 500 guests per lunch hour* in Boston Leverage this as part of the reinvestment *Lunch hours are considered from 12-2pm.

Leverage Technology Established a strong technology platform Hardware agnostic, cloud based system

This serves as the foundation for On line ordering Curb side pick up Self Service kiosk Line busters Inventory management

Where is the Consumer going? Healthy - better for you ingredients Fast Casual - food needs to be convenient Value - not cheap but a great value

August of 2014 Così® completes Focus Groups and Consumer Intercepts Strengthens understanding of the brand This becomes core to our brand strategy

Who uses us and why? How does the consumer see us? What does the consumer believe we are capable of?

 Consumer sees Così® as: Healthy Young Vibrant Fun Higher quality Young people especially love Così®

 Beginning April 2014 Culinary development focuses on these areas

Introduction of better ingredients Focus is on healthy, better quality While also encouraging the guest to be adventurous with us Our culinary pipeline is now deep

Catering has always been a strong suit for Così® We have now introduced a new tool to help us build this business

2015 is focused on building a strong base All units remodeled and deploying the Hearthstone model Technology implemented Establish a strong unit level economic model that can be replicated

The Consumer is heading towards where we are Our focus needs to be leveraging our brand position Poising Così® for the future

2015 Growth Seven franchise locations With existing franchisees One new company unit

  2016, 2017 guidance expected to be provided later in 2015